SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting under ss. 240.14a-12

                            VASCULAR SOLUTIONS, INC.
                (Name of Registrant as Specified in its Charter)


   ---------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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         (4)      Date Filed: _____________________

                                [LOGO] VASCULAR
                                       SOLUTIONS


Dear Fellow Shareholder:

         You are cordially invited to attend the 2002 annual meeting of shareholders of Vascular Solutions, Inc., which will be held at the Minneapolis Club, 729 Second Avenue South (the corner of Second Avenue and Eighth Street in downtown Minneapolis, Minnesota) beginning at 3:30 p.m. on Tuesday, April 16, 2002.

         This booklet contains your official notice of the 2002 annual meeting of shareholders and a proxy statement that includes information about matters to be acted upon at the annual meeting. Officers and directors of Vascular Solutions, Inc. will be on hand to review the company's operations and to answer questions and discuss matters that may properly arise.

         Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.

         I sincerely hope that you will be able to attend our annual meeting to review the past year and our future plans.


                                        Sincerely,

                                        /s/ Howard C. Root

                                        Howard C. Root
                                        Chief Executive Officer

                            VASCULAR SOLUTIONS, INC.
                             2495 XENIUM LANE NORTH
                          MINNEAPOLIS, MINNESOTA 55441

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 16, 2002

         The 2002 annual meeting of the shareholders of Vascular Solutions, Inc., a Minnesota corporation, will be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, beginning at 3:30 p.m. on Tuesday, April 16, 2002 for the following purposes:

         1. To elect six directors to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified.

         2. To ratify the appointment of Ernst & Young LLP as Vascular Solutions, Inc.'s independent auditor for 2002.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors recommends that an affirmative vote be cast in favor of all nominees and for ratification of the independent auditor.

         Only holders of record of common stock at the close of business on February 20, 2002 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof.

         It is important that your shares of common stock be represented at the annual meeting. You are urged to complete, sign and date the accompanying proxy card, which is solicited by the Board of Directors of Vascular Solutions, and mail it promptly in the enclosed envelope. Your proxy will not be used if you attend and vote at the annual meeting in person.

                                        By order of the Board
                                        of Directors

                                        /s/ Michael Nagel

                                        Michael Nagel
                                        Secretary

March 26, 2002

              IMPORTANT: PLEASE RETURN EACH PROXY CARD SENT TO YOU.

                                 PROXY STATEMENT

         This proxy statement is provided in connection with the 2002 annual meeting of shareholders of Vascular Solutions, Inc. and any adjournment or postponement of the meeting. The accompanying proxy is solicited by the Board of Directors of Vascular Solutions. This proxy statement is dated March 26, 2002. This proxy statement, the accompanying form of proxy and Vascular Solutions' annual report are first being sent or given to shareholders beginning on or about March 26, 2002.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; QUORUM

         Holders of record of the shares of Vascular Solutions common stock at the close of business on February 20, 2002, will be entitled to vote on all matters at the annual meeting. Each share of common stock will be entitled to one vote. On February 20, 2002, a total of 13,337,002 shares of common stock were outstanding. A majority of the voting power of the outstanding shares of common stock entitled to vote, represented in person or by proxy, will be required to constitute a quorum for the annual meeting.

VOTING YOUR SHARES

         The Vascular Solutions Board of Directors is soliciting proxies from the Vascular Solutions shareholders. By completing and returning the accompanying proxy, you will be authorizing Howard Root and Michael Nagel to vote your shares. If your proxy is properly signed and dated it will be voted as you direct. If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting.

CHANGING YOUR VOTE BY REVOKING YOUR PROXY

         Your proxy may be revoked at any time before it is voted at the annual meeting by giving notice of revocation to Vascular Solutions, in writing, by execution of a later dated proxy or by attending and voting at the annual meeting.

HOW PROXIES ARE COUNTED

         If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares will be voted FOR each of the nominees and the listed proposals. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the annual meeting.

         Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted for purposes of determining the presence of a quorum at the annual meeting and treated as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which a shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

         The Board of Directors knows of no other matters to be presented for action at the annual meeting other than those set forth herein. If any other matters properly come before the annual meeting, however, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies.

COST OF SOLICITATION

         All expenses in connection with this solicitation will be paid by Vascular Solutions. Officers, directors and regular employees of Vascular Solutions, who will receive no extra compensation for their services, may solicit proxies by telephone or electronic transmission.


                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

         Six directors have been nominated for election to our Board of Directors at the 2002 annual meeting of shareholders to hold office for a term of one year and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). In the unlikely event that the nominees are not candidates for election at the annual meeting, the persons named as proxies will vote for such other persons as the Board of Directors or proxies may designate.

         Information regarding the nominees to the Board of Directors is set forth below.

         PAUL O'CONNELL, age 49, joined our Board of Directors in January 2002. Mr. O'Connell has been Vice President of the Vascular Interventional Products Group of B. Braun Medical, an international medical device company, since July 2001. From 1999 through 2001, Mr. O'Connell provided marketing and technical support consulting services to medical device companies. Mr. O'Connell was the owner of Sablier, a medical device company, from 1998 through 1999 where he developed new technologies for the treatment of thromboembolic diseases and for distal protection during carotid endartorectomy. From 1993 through 1998, Mr. O'Connell was Vice-President and General Manager of the Vena Tech division of B. Braun Medical, a medical device business he originally co-founded in 1988 and sold to B. Braun Medical in 1993.

         JAMES JACOBY, JR., age 39, has served on our Board of Directors since February 1999. Mr. Jacoby has been a Managing Director of the Life Sciences Group of the Corporate Finance Department of Stephens Inc., an Arkansas-based investment banking firm, since December 1999 and previously was Vice President, Corporate Finance Department of Stephens Inc. since 1994. From 1990 through 1994, Mr. Jacoby was Vice President, Mergers and Acquisitions Department of Chemical Banking Corporation in New York and London.

         MICHAEL KOPP, age 45, has served on our Board of Directors since November 2000. Mr. Kopp has over twenty years experience in the medical device industry. He has been a private investor and industry consultant since September 1999. From April 1995 to August 1999, Mr. Kopp was President and CEO of IsoStent, Inc., an interventional medical device company that was acquired by Johnson and Johnson. From January 1994 to March 1995 Mr. Kopp was President and CEO of Devices for Vascular Intervention, Inc., an interventional medical device company that was acquired by Eli Lilly and Company. Mr. Kopp has served as a director of Prolifix, Inc. since October 1996 and has served as a director of Spiration, Inc. since October 1999.

         GERARD LANGELER, age 51, has been a member of our Board of Directors since February 1997. Mr. Langeler has been a General Partner of OVP Venture Partners, an operating venture capital company, since 1992. Prior to joining OVP Venture Partners, Mr. Langeler was an officer and co-founder of Mentor Graphics, a manufacturer of software for computer-aided design of electronics.

         RICHARD NIGON, age 54, has been a member of our Board of Directors since November 2000. Mr. Nigon has been Director of Equity Corporate Finance for Miller Johnson Steichen Kinnard, an investment banking firm, since February 2001. From February 2000 to February 2001, Mr. Nigon served as the Chief Financial Officer of Dantis, Inc., an Internet hosting company. Prior to joining Dantis, Mr. Nigon was employed by Ernst & Young since 1970, serving as a partner since 1981. While at Ernst & Young, Mr. Nigon served as the Director of Ernst & Young's Twin Cities Entrepreneurial Services Group and was the coordinating partner on several publicly-traded companies in the consumer retailing and manufacturing industries. Mr. Nigon is also a director of Stockwalk Group, Inc.

         HOWARD ROOT, age 41, has served as our Chief Executive Officer and a director since he co-founded Vascular Solutions in February 1997. From April 1996 through February 1997, Mr. Root was Vice President of Gateway Alliance, LLC, a provider of management services to start-up businesses. From 1990 to 1995, Mr. Root was employed by ATS Medical, Inc., a mechanical heart valve company, most recently as Vice President and General Counsel. Prior to joining ATS Medical, Mr. Root practiced corporate law, specializing in representing emerging growth companies, at the law firm of Dorsey & Whitney LLP for over five years.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

         The affirmative vote of a majority of the shares of Vascular Solutions common stock present and entitled to vote at the 2002 annual meeting of shareholders is necessary to elect each nominee. Proxies will be voted in favor of the nominees unless otherwise specified.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 2001, the Board of Directors held five meetings. Each director holding office during the year attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which they were a director) and committees of the board on which they served. The Board of Directors has an Audit Committee and a Compensation Committee, which are described below. The Board of Directors does not have a Nominating Committee.

         The Board of Directors has an Audit Committee composed of Mr. Jacoby, Mr. Langeler and Mr. Nigon. The Audit Committee's responsibilities include facilitating our relationship with independent auditors; reviewing and assessing the performance of our accounting and finance personnel; communicating to our Board of Directors the results of work performed by and issues raised by our independent auditors and legal counsel; and evaluating our management of assets and reviewing policies relating to asset management. The Audit Committee held four meetings during 2001.

         The Board of Directors has a Compensation Committee composed of Mr. Langeler, Mr. Jacoby and, during 2001, Dr. Gary Gershony, a former director of the Company. The Compensation Committee's responsibilities include establishing salaries, incentives, and other forms of compensation for our directors and officers; administering our incentive compensation and benefits plans; and recommending policies relating to such incentive compensation and benefits plans. The Compensation Committee held one meeting during 2001.

DIRECTOR COMPENSATION

         We do not currently pay any compensation to directors for serving in that capacity, but we reimburse directors for out-of-pocket expenses incurred in attending board meetings. Each non-employee director receives an option to purchase 10,000 shares of our common stock on the date of his or her election to our Board of Directors and the date of each re-election thereafter with an exercise price equal to fair market value on such date.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee of our Board of Directors is composed of the following non-employee directors: Mr. Jacoby, Mr. Langeler and Mr. Nigon. Mr. Jacoby currently serves as the Chairman of the Audit Committee. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, and submits for shareholder ratification, the appointment of our independent auditor Ernst & Young LLP.

         Management is responsible for Vascular Solutions' internal controls and the financial reporting process. Our independent auditor is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that Vascular Solutions' consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         Our independent auditor also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditor the auditing firm's independence. The Committee also considered whether non-audit services provided by the independent auditor during the last fiscal year were compatible with maintaining the independent auditor's independence.

         Based upon the Audit Committee's discussion with management and the independent auditor and the Audit Committee's review of the representation of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Vascular Solutions' Annual report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                        Members of the Audit Committee

                                        James Jacoby, Jr., Chairman
                                        Gerard Langeler
                                        Richard Nigon


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of our Board of Directors is composed of the following non-employee directors: Mr. Langeler, Mr. Jacoby and, prior to 2002, Dr. Gary Gershony. Mr. Langeler currently serves as Chairman of the Compensation Committee. The Compensation Committee advises the Chief Executive Officer and the Board of Directors on matters of compensation philosophy and recommends salaries, incentives and other forms of compensation for our directors, officers and other key employees. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 2001.

GENERAL COMPENSATION POLICY

         We are committed to attracting, hiring and retaining an experienced management team that can successfully manufacture and sell our Duett sealing device and develop new products. The fundamental policy of the Compensation Committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and long-term shareholder interest, as well as the officers' personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon overall company performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) bonus payments contingent upon specific corporate and individual milestones; and
(iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and our shareholders.

BASE SALARY

         The base salary is established as a result of the Compensation Committee's analysis of each executive officer's individual performance during the prior year, our overall performance during the prior year and historical compensation levels within the executive officer group. The Compensation Committee believes executive salaries must be sufficient to attract and retain key individuals. Salaries are also based on experience level and are intended to be competitive with salaries paid to comparable executives in similar positions at other medical device companies of comparable size.

BONUS AWARDS FOR 2001

         Bonus awards are provided under a Management Incentive Compensation Plan. At the beginning of each year certain performance objectives, including corporate, department and personal goals, are set. At the end of the year management personnel that are eligible for bonus awards have their performance measured against these goals. Based upon progress toward meeting these goals, bonus awards are paid. In December 2001, the Compensation Committee approved bonuses for executive officers and certain other employees for recognition of established objectives during 2001.

LONG-TERM INCENTIVE COMPENSATION

         Long-term incentives are provided through the grant of stock options. The grants are designed to align the interest of each executive officer with those of our shareholders and provide each individual with an incentive to manage our business from the perspective of an owner with an equity stake in the business. In general, we view option grants as incentives for future performance and not as compensation for past accomplishments. Executive officers are granted a stock option at the time they commence service and are eligible for annual grants thereafter. In determining the number of shares subject to stock option grants, the Committee takes into consideration the job responsibilities, experience and contributions of the individual as well as the recommendations of the Chief Executive Officer. The options vest over a period of several years and are generally not exercisable for at least one year after the date of grant. Each option grant allows the individual to acquire shares of our Common Stock at a fixed price per share over a ten-year period of time. Executive officers receive gains from stock options only to the extent that the fair market value of the stock has increased since the date of the option grant.

CEO COMPENSATION

         The Compensation Committee's determination of our Chief Executive Officer's salary, bonus and stock option grants follows the policies set forth above for all executive compensation. The Committee seeks to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size, and a bonus contingent upon specific corporate objectives. In addition, a significant percentage of the total compensation package is contingent upon Vascular Solutions' performance and stock price appreciation.

         During 2001, Mr. Root, the Company's Chief Executive Officer, was paid a base salary of $200,000. In addition, a bonus of $15,000 was paid in January 2002 based upon the accomplishment of specific milestones in 2001. Those milestones included: the settlement of the litigation with St. Jude Medical, Inc., the progress in regulatory approvals, and the commencement of development of future interventional medical devices. Mr. Root received a stock option grant for 50,000 shares during 2001. These stock option and bonus awards reflected the Compensation Committee's judgment as to Mr. Root's individual performance and the overall performance of Vascular Solutions. The Committee also believes that stock options granted to Mr. Root to date provide a significant and appropriate tie between overall compensation and the company's performance over the long term.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which was enacted into law in 1993, we will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Committee believes that options granted under the Vascular Solutions Stock Option Plan will meet the requirements for qualifying as performance-based.

         Section 162(m) of the Code did not affect the deductibility of compensation paid to our executive officers in 2001 and is not anticipated to affect the deductibility of such compensation expected to be paid in the foreseeable future. The Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

                                        Members of the Compensation
                                        Committee


                                        Gerard Langeler, Chairman
                                        James Jacoby, Jr.


EMPLOYMENT AGREEMENTS

         We have entered into employment agreements with each of our executive officers. The employment agreements provide for employment "at will" which may be terminated by either party for any reason upon ten working days' prior written notice. The base salary and any discretionary bonus for each of the executive officers is determined by the compensation committee of our Board of Directors. During the term of his or her employment agreement and for a period of one year after its termination, each executive officer is prohibited from competing with us in the vascular sealing device field.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table sets forth all compensation awarded to, earned by or paid for services rendered to us in all capacities during each of the last three fiscal years by our Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus earned in 2001 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                COMPENSATION
                                                               --------------
                                    ANNUAL COMPENSATION          SECURITIES
NAME AND PRINCIPAL            ------------------------------     UNDERLYING        ALL OTHER
POSITION                        YEAR      SALARY     BONUS       OPTIONS (1)    COMPENSATION (2)
----------------------------  --------  ---------  ---------   --------------   ----------------
Howard Root.................    2001    $ 200,000  $  15,000     $  50,000        $   2,586
Chief Executive Officer         2000      170,000     34,000            --            2,559
                                1999      140,000     28,000       200,000            2,046

Michael Nagel...............    2001      175,000     10,938        40,000            7,312
Vice President of Sales         2000      150,000     30,000            --            6,904
and Marketing and               1999      130,000     25,000        60,000            7,697
Secretary

James Quackenbush...........    2001      135,000     16,875        15,000            7,533
Vice President of               2000      125,000     25,000            --            6,188
Manufacturing (3)               1999       88,000     20,000        40,000            3,760

Deborah Jensen..............    2001      137,500     48,594        32,500            7,509
Vice President of               2000       22,917     10,000            --              852
Regulatory Affairs, Quality
Systems & Clinical
Research (3)

William Sutton..............    2001      130,000     16,250        15,000            1,676
Vice President of Research      2000      120,000     20,000        10,000            6,428
and Development (3)             1999        5,000         --        25,000               --

----------------
(1)      Represents options granted pursuant to our Stock Option and Stock Award
         Plan.

(2) Represents premiums we pay for health insurance benefits and matching contributions to our 401(k) plan.

(3) Mr. Quackenbush joined us as Vice President of Manufacturing in March 1999. Ms. Jensen joined us as Vice President of Regulatory Affairs, Quality Systems and Clinical Research in October 2000. Ms. Jensens' 2001 bonus includes delayed payment of a signing bonus. Mr. Sutton joined us as Vice President of Research and Development in December 1999.

         The following table contains information concerning the grant of stock options under our Stock Option and Stock Award Plan during 2001 to each of the executive officers named in the Summary Compensation Table.

                          STOCK OPTIONS GRANTED IN 2001

                                          INDIVIDUAL GRANTS (1)
                           -------------------------------------------------
                                         PERCENT                                POTENTIAL REALIZABLE
                                         OF TOTAL                                 VALUE AT ASSUMED
                                         OPTIONS                                   ANNUAL RATES OF
                           NUMBER OF     GRANTED                                     STOCK PRICE
                           SECURITIES      TO       EXERCISE                        APPRECIATION
                           UNDERLYING   EMPLOYEES    PRICE                       FOR OPTION TERM (3)
                            OPTIONS     IN FISCAL     PER       EXPIRATION     -----------------------
NAME                        GRANTED      YEAR (2)    SHARE         DATE             5%          10%
-----------------------    ----------   ---------   --------   -------------   ----------   ----------
Howard Root............     25,000        2.8%     $ 7.3125    Jan. 22, 2011   $  114,970   $  291,355
                            25,000        2.8        2.51      Oct. 19, 2011       59,375      100,075

Michael Nagel..........     20,000        2.3        7.3125    Jan. 22, 2011       91,976      223,084
                            20,000        2.3        2.51      Oct. 19, 2011       47,500       80,060

James Quackenbush......     10,000        1.1        7.3125    Jan. 22, 2011       45,988      116,542
                             5,000        0.6        2.51      Oct. 19, 2011       11,875       20,015

Deborah Jensen.........     25,000        2.8        7.3125    Jan. 22, 2011      114,970      291,355
                             7,500        0.9        2.51      Oct. 19, 2011       17,813       30,023

William Sutton.........     10,000        1.1        7.3125    Jan. 22, 2011       45,988      116,542
                             5,000        0.6        2.51      Oct. 19, 2011       11,875       20,015

----------------
(1) Each option represents the right to purchase one share of Vascular Solutions common stock. The options shown in this column are granted pursuant to our Stock Option and Stock Award Plan. The options vest in twelve monthly installments beginning three years after the date of grant. The term of each option is ten years.

(2) In 2001, Vascular Solutions granted employees options to purchase an aggregate of 879,500 shares of common stock.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent Vascular Solutions' estimate or projection of Vascular Solutions' future common stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

         The following table sets forth information concerning the exercise of options during 2001 and unexercised options held as of December 31, 2001 by each of the executive officers named in the Summary Compensation Table.

         AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                            SHARES               OPTIONS AT DECEMBER 31, 2001    AS OF DECEMBER 31, 2001 (1)
                           ACQUIRED     VALUE    ----------------------------   ----------------------------
NAME                     ON EXERCISE  REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----------------------   -----------  --------   -----------    -------------   -----------    -------------
Howard Root ..........       --        $  --       116,211         150,000        $20,912         $ 7,000

Michael Nagel ........       --           --        71,500          83,500         58,050           5,600

James Quackenbush ....       --           --        19,193          24,681             --           1,400

Deborah Jensen .......       --           --         7,500          25,000             --           2,100

William Sutton .......       --           --        16,500          33,500             --           1,400

----------------

(1) "Value" has been determined based on the difference between the last sale price of Vascular Solutions' common stock as reported by the Nasdaq National Market System on December 31, 2001 ($2.79) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 15, 2002 by each person, or group of affiliated persons, who is known by us to own beneficially more than 5% of our common stock, each of our directors and nominees for director, each of our executive officers named in the Summary Compensation Table above and all of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock under options held by that person that are currently exercisable or exercisable within 60 days of February 15, 2002 are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of each other person. The number of shares subject to options that each beneficial owner has the right to acquire within 60 days of February 15, 2002 are also listed separately under the column entitled "Number of Shares Underlying Options Beneficially Owned."

         Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 13,337,002 shares of common stock outstanding on February 15, 2002.

                                                                        NUMBER OF
                                                                          SHARES
                                                          NUMBER OF     UNDERLYING
                                                           SHARES        OPTIONS       PERCENT OF
                                                        BENEFICIALLY   BENEFICIALLY     SHARES
NAME                                                        OWNED         OWNED       OUTSTANDING
----                                                        -----         -----       -----------
Entities affiliated with Stephens, Inc. (1)...........   2,727,180        20,000         20.4%
   James Jacoby, Jr. (1)..............................   2,727,180        20,000         20.4
TGI Fund II, LC (2)                                        860,642            --          6.5
Entities affiliated with OVP Venture Partners (3).....     780,065            --          5.8
   Gerard Langeler (3)................................     842,426        20,000          6.3
Howard Root...........................................     408,500       132,711          3.0
Richard Nigon (4).....................................      15,900        10,000            *
Michael Kopp..........................................      10,000        10,000            *
Paul O'Connell........................................      10,000        10,000            *
Michael Nagel (5).....................................     147,300        79,300          1.1
James Quackenbush.....................................      20,629        19,330            *
Deborah Jensen........................................      10,501         9,500            *
William Sutton........................................      21,139        19,300            *

All directors and executive officers as a group
   (11 persons).......................................   4,213,575       330,141         31.6

---------------------------------
*Less than 1%

(1) 1,821,466 of the shares are held by Stephens Vascular Preferred, LLC, 885,714 of the shares are held by Stephens Vascular Options, LLC and all of the options are held by Stephens Investment Partners III LLC. The address is 111 Center Street, Suite 2500, Little Rock, AR 72201. Mr. Jacoby is a Managing Director of Stephens Inc. and a member of Stephens Vascular Preferred, LLC and Stephens Vascular Options, LLC. Stephens Vascular Preferred, LLC, Stephens Vascular Options, LLC and Stephens Investment Partners III LLC are affiliates of Stephens Inc. and have contributed their shares of our common stock to a voting trust pursuant to which the trustee of the trust has sole voting power. The voting trust is required to vote such shares "for" or "against" proposals submitted to our shareholders in the same proportion as votes cast "for" and "against" those proposals by all other shareholders, excluding abstentions. The voting trust agreement also imposes substantial limitations on the sale or other disposition of the shares subject to the voting trust. The voting trust agreement expires in June 2010 or such earlier time as Stephens Inc. ceases to be a market maker of our common stock. The name and address of the trustee of the voting trust agreement are: James Sommers, 237 Cherokee Road, Charlotte, North Carolina 28207. Mr. Jacoby disclaims beneficial ownership of the shares subject to the voting trust agreement.

(2) An affliate of Tredegar Investments, Inc. and Tredegar Corporation. The address is 1100 Boulders Parkway, Richmond, Virginia 23225. Disclosure is made in reliance upon a statement on Schedule 13G/A filed with the SEC on February 14, 2002.

(3) Includes 451,875 shares held by Olympic Venture Partners IV, L.P., and 328,190 shares held by Olympic Venture Partners III, L.P. The address of these entities is 2420 Carillion Point, Kirkland, Washington 98033. Mr. Langeler is a general partner of OVP Venture Partners and possesses shared voting control of the entities noted above. Mr. Langeler disclaims beneficial ownership of these shares other than his interest in the funds.

(4) Includes 500 shares held by Mr. Nigon's wife and 400 shares held in the name of Mr. Nigon's two minor children. Mr. Nigon disclaims beneficial ownership of the shares held in the name of his wife or children.

(5) Includes an aggregate of 18,000 shares registered in the name of Mr. Nagel's three minor children's irrevocable trusts. Mr. Nagel disclaims beneficial ownership of the shares held in the name of his children.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Vascular Solutions' executive officers and directors and persons who beneficially own more than 10% of Vascular Solutions' common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish Vascular Solutions with copies of all Section 16(a) reports they file.

         Based solely on a review of the copies of such reports furnished to Vascular Solutions and written representations from the executive officers and directors, Vascular Solutions believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners have been timely met.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns for our common stock, the Nasdaq Stock Market Index (U.S.) and the Nasdaq Medical Industry Index (Medical Devices, Instruments and Supplies), assuming the investment of $100 in our common stock and each index on July 20, 2000 (the date our common stock began trading) and the reinvestment of dividends, if any.



                              [PLOT POINTS GRAPH]


                        July 20, 2000     December 29, 2000    December 31, 2001
--------------------------------------------------------------------------------
Vascular Solutions          $100               $61.46               $23.25
Nasdaq US                    100                58.57                46.44
Nasdaq Medical               100                84.28                92.16

                                   PROPOSAL 2:
                     RATIFICATION OF APPOINTMENT OF AUDITOR

         Our Board of Directors has appointed Ernst & Young LLP as Vascular Solutions' independent auditor for 2002. A proposal to ratify that appointment will be presented at the annual meeting of shareholders. Ernst & Young has served as our independent auditor since our inception. Representatives of Ernst & Young are expected to be present at the annual meeting of shareholders and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS VASCULAR SOLUTIONS' INDEPENDENT AUDITOR.

         The affirmative vote of a majority of the shares of Vascular Solutions common stock present and entitled to vote at the 2002 annual meeting of shareholders is necessary to ratify the appointment of Ernst & Young LLP. Proxies will be voted in favor of ratifying the appointment unless otherwise specified. If the appointment is not ratified by the shareholders, the Board of Directors is not obligated to appoint another auditor, but the Board of Directors will give consideration to an unfavorable vote.

               ADDITONAL INFORMATION ABOUT OUR INDEPENDENT AUDITOR

AUDIT FEES

         Audit fees billed or expected to be billed to Vascular Solutions by Ernst & Young LLP for the audit of our financial statements for the fiscal year ended December 31, 2001 and for reviews of our financial statements included in our quarterly reports on Form 10-Q for the last fiscal year totaled $43,530.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were billed or are expected to be billed to Vascular Solutions by Ernst & Young LLP for services provided during the last fiscal year for the design and implementation of financial information systems.

ALL OTHER FEES

         Fees billed or expected to be billed to Vascular Solutions by Ernst & Young LLP for all other non-audit services, including tax-related services, provided during the last fiscal year totaled $35,500.

                                  OTHER MATTERS

         As of this date, the Board of Directors does not know of any business to be brought before the annual meeting of shareholders other than as specified above. However, if any matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any shareholder proposals to be considered for inclusion in Vascular Solutions' proxy material for the 2003 annual meeting of shareholders must be received at Vascular Solutions' principal executive office at 2495 Xenium Lane North, Minneapolis, Minnesota 55441, no later than November 26, 2002. In connection with any matter to be proposed by a shareholder at the 2003 annual meeting, but not proposed for inclusion in Vascular Solutions' proxy material, the proxy holders designated by Vascular Solutions for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by Vascular Solutions at its principal executive office by February 9, 2003.


                                        By order of the Board of Directors

                                        /s/ Michael Nagel

                                        Michael Nagel
                                        Secretary



Dated: March 26, 2002

                            VASCULAR SOLUTIONS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                             TUESDAY, APRIL 16, 2002
                                    3:30 P.M.

                                MINNEAPOLIS CLUB
                             729 SECOND AVENUE SOUTH
                              MINNEAPOLIS, MN 55402









VASCULAR SOLUTIONS, INC.
2495 XENIUM LANE NORTH, MINNEAPOLIS, MN 55441                              PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 16, 2002.

The shares of stock you hold will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Howard Root and Michael Nagel, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.






                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                       [ARROW] PLEASE DETACH HERE [ARROW]




           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.  Election of directors: 01 Paul O'Connell    03 Michael Kopp    05 Richard Nigon   [ ] Vote FOR         [ ] Vote WITHHELD
                           02 James Jacoby, Jr. 04 Gerard Langeler 06 Howard Root         all nominees         from all nominees
                                                                                          (except as marked)
                                                                                     ___________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,             |                                           |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)            |___________________________________________|

2.  Proposal to ratify the selection of Ernst and Young LLP as independent
    auditor of the Company for the year ending December 31, 2002.                   [ ] For       [ ] Against       [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  [ ]
Indicate changes below:                                                                 Date ___________________________________

                                                                                     ___________________________________________
                                                                                    |                                           |
                                                                                    |                                           |
                                                                                    |___________________________________________|

                                                                                    Signature(s) in Box
                                                                                    Please sign exactly as your name(s) appears
                                                                                    on Proxy. If held in joint tenancy, all
                                                                                    persons must sign. Trustees, administrators,
                                                                                    etc., should include title and authority.
                                                                                    Corporations should provide full name of
                                                                                    corporation and title of authorized officer
                                                                                    signing the proxy.